Exhibit 10.1

This FOURTH AMENDMENT TO THE REVOLVING LOAN AGREEMENT (this “Amendment”), dated as of July 2, 2026 (the “Amendment Date”), is entered into by and among GOLUB CAPITAL PRIVATE CREDIT FUND, as the borrower (the “Borrower”), and GC ADVISORS LLC, as the lender (the “Lender”).

WHEREAS, the Borrower and Lender are parties to the Revolving Loan Agreement, dated as of July 3, 2023 (as amended pursuant to that certain First Amendment to the Revolving Loan Agreement, dated as of December 19, 2023, that certain Second Amendment to the Revolving Loan Agreement, dated as of March 21, 2024, that certain Third Amendment to the Revolving Loan Agreement, dated as of June 21, 2024, and as the same may be further amended from time to time prior to the date hereof, the “Revolving Loan Agreement”); and

WHEREAS, the parties hereto desire to amend the Revolving Loan Agreement, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Loan Agreement.

ARTICLE II

Amendments to Revolving Loan Agreement

SECTION 2.1. As of the Amendment Date, the Revolving Loan Agreement (including the Appendix thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Lender that, as of the Amendment Date, (i) no Event of Default has occurred and is continuing or shall occur on the Amendment Date after giving effect to this Amendment and the transaction contemplated hereby and (ii) the representations and warranties of the Borrower contained in Section 7 of the Revolving Loan Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date); provided that, to the extent that any such representation and warranty is otherwise qualified by materiality or material adverse effect, such representation and warranty shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment will be effective upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by the Borrower and the Lender; and

(b) any fees due and owing to the Lender on or prior to the Amendment Date have been paid.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Revolving Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. All obligations under the Revolving Loan Agreement (as such obligations may be modified by this Amendment on the Amendment Date) shall continue to be valid, enforceable, and in full force and effect and shall not be impaired, in any respect, by the effectiveness of this Amendment. This Amendment shall form a part of the Revolving Loan Agreement for all purposes and reference to this specific Amendment need not be made in the Revolving Loan Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Revolving Loan Agreement, any reference in any of such items to the Revolving Loan Agreement being sufficient to refer to the Revolving Loan Agreement as amended hereby.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission (including electronic signature pursuant to and in accordance with the Revolving Loan Agreement) is effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower and Lender have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first set forth above.

BORROWER:

GOLUB CAPITAL PRIVATE CREDIT FUND

By:	/s/ David B. Golub
Name: David B. Golub
Title: Chief Executive Officer

LENDER:

GC ADVISORS LLC

By:	/s/ David B. Golub
Name: David B. Golub
Title: President

[Signature Page to Fourth Amendment to Revolving Loan Agreement]

APPENDIX A

EXECUTION VERSION

Conformed through Fourth Amendment, dated July 2, 2026

REVOLVING LOAN AGREEMENT

Dated as of July 3, 2023

Golub Capital Private Credit Fund, a Delaware statutory trust (the “Borrower”), and GC Advisors LLC, a Delaware limited liability company (the “Lender”), agree as follows (with capitalized terms not otherwise defined herein having the meanings ascribed to them in Section 17):

1.              Loans. Upon the terms and subject to the conditions of this Agreement, the Lender agrees to advance, from time to time during the period from the date hereof through the Business Day immediately preceding the Maturity Date, amounts in Dollars and Alternative Currencies to the Borrower (the “Loans”), the aggregate outstanding principal amount of which shall not exceed the Equivalent Dollar Amount of $300,000,000 (the “Commitment”) at any time; provided that, the aggregate amount of Loans may exceed the Commitment if such excess is solely the result of a change in exchange rates which increases the Equivalent Dollar Amount of outstanding Loans. Within the limits set forth in the preceding sentence and subject to the conditions of this Agreement, amounts of Loans that are repaid may be re-borrowed under this Section 1. Upon the fulfillment of the conditions specified in Section 6, each Loan shall be disbursed by the Lender on the requested date therefor, which date, for Loans in Alternative Currencies, shall be no sooner than two Business Days after the date on which the request is made by the Borrower, in Dollars or Alternative Currencies, as requested by Borrower, in funds immediately available to the Borrower in such manner as shall be reasonably acceptable to the Lender.

2.             Interest. Interest on each Loan shall accrue from the date of such Loan until such Loan is repaid in full at a rate equal to the Applicable Federal Rate. Interest shall be calculated on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed and shall be payable in cash on the first Business Day of each calendar quarter, beginning on July 1, 2023, or, if earlier, on the date on which the outstanding principal amount of such Loan is repaid or prepaid in accordance with the terms hereof but no later than the Maturity Date.

3.	Repayment.

(a)                 Repayment. With respect to payments under this Agreement on account of all Loans payable to the Lender in its capacity as such, Borrower shall make each such payment in immediately available funds in Dollars or, in the case of a Loan made in an Alternative Currency, the Equivalent Dollar Amount, to an account designated in writing by the Lender to Borrower.

(b)                 Maturity. The Borrower promises to repay the entire unpaid principal amount of all Loans and all accrued but unpaid interest on the Maturity Date.

(c)                 Voluntary Prepayment. The Borrower may, at any time and from time to time, prepay, without premium or penalty, the Loans in whole or in part, together with accrued interest to the date of such prepayment on the aggregate principal prepaid. Each prepayment of the Loans by the Borrower pursuant to this Section 3(c) shall be allocated first to accrued but unpaid interest ~~i~~on such Loans to the date of such prepayment and then to unpaid principal amounts outstanding under such Loans.

4.              Evidence of Indebtedness. The Loans and the Borrower’s obligation to repay the Loans in accordance with this Agreement shall be evidenced by this Agreement~~, the records of the Lender~~ and ~~a promissory note of the Borrower in the form of Exhibit A hereto dated a~~the records of the ~~date hereof payable to the order of the~~ Lender ~~in a principal amount set forth in such promissory note from time to time, which, except as otherwise set forth in this Agreement, shall not at any time exceed the Commitment (the “Note”)~~.

5.             Lender Acknowledgement. The Lender acknowledges that any wholly-owned subsidiary of the Borrower is a legal entity separate from the Borrower and the assets of any such subsidiary are not intended to be available to satisfy any obligations of the Borrower hereunder ~~or under the Note~~.

6.             Conditions to Loans. The obligation of the Lender to make each Loan is subject to the fulfillment of each of the following conditions, in form and substance satisfactory to the Lender:

~~(a)                 the Lender shall have received the Note, duly executed by the Borrower;~~

~~(b~~ (a)            each representation and warranty contained in this Agreement shall be true and correct, and no Event of Default shall have occurred and be continuing, in each case as of the date each Loan is to be made hereunder, both with and without giving effect thereto and to the application of the proceeds thereof; and

~~(c~~ (b)             the Lender shall have received such other documents and opinions, if any, as it shall have reasonably requested.

7.              Representations and Warranties. In order to induce the Lender to enter into this Agreement and to make each Loan hereunder, the Borrower represents and warrants that:

(a)                 the Borrower is duly organized, validly existing and in good standing under the laws of Delaware;

(b)                 the Borrower has the power and authority to execute, deliver and perform the terms hereof; and the execution, delivery and performance by the Borrower of this Agreement ~~and the Note have~~has been duly authorized by all necessary action and does not contravene (i) the Borrower’s charter or bylaws or (ii) law or any contractual restriction binding upon or affecting the Borrower or its property;

(c)                 this Agreement ~~and the Note have~~has been duly executed and delivered and constitutes a legal, valid and binding obligation~~s~~ of the Borrower, enforceable against the Borrower in accordance with ~~their respective~~its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally;

(d)                 the execution, delivery and performance of this Agreement ~~and the Note~~ in accordance with ~~their respective~~its terms, and each borrowing of the Loans hereunder, does not and will not (i) require any governmental approval or other consent or approval, other than such approvals and consents that have been obtained and are in full force and effect, final and not subject to review on appeal or to collateral attack, or (ii) violate or conflict with, result in a breach of, or constitute a default under, or result in or require creation of any lien or encumbrance upon any assets of the Borrower under, any applicable law or any agreement, indenture, lease, license, instrument or other contractual restriction or any organizational document to which the Borrower is a party or by which the Borrower or any of its properties may be bound.

8.              Covenants. From the date hereof until the date upon which the Commitment shall have terminated (whether as a result of the expiration of the period described in Section 1 or pursuant to the last paragraph of Section 9) and the Loans and all other amounts payable or accrued hereunder (the “Repayment Date”) shall have been paid in full, the Borrower shall:

(a)                 Preservation of Existence and Franchises, Scope of Business, Compliance with Law, Preservation of Enforceability. (i) Preserve and maintain its legal existence and all of its other franchises, licenses, rights and privileges, (ii) comply with applicable law in all material respects, and (iii) take all action and obtain all consents and governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except to the extent that the failure to take such action or obtain any such consent or approval could not reasonably be expected to have a material adverse effect on the Borrower; provided, however, that neither the Borrower nor any of its subsidiaries shall be required to preserve any right or franchise if the board of trustees, manager or member, as applicable, of the Borrower or such subsidiary shall determine that the preservation thereof is no longer desirable for the conduct of the business of the Borrower or such subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such subsidiary or the Lender.

(b)                 Information. Upon the request from time to time of the Lender, the Borrower shall promptly furnish to the Lender such documents and information regarding this Agreement, the ~~Note, the~~ Loans, and the business, assets, liabilities, financial condition (including financial statements of the Borrower), results of operations or business prospects of the Borrower, as the Lender may request, in each case in form and substance reasonably satisfactory to the Lender.

9.              Events of Default; Remedies. If any of the following events (each, an “Event of Default”) shall have occurred and be continuing for any reason whatsoever (whether voluntary or involuntary, arising or effected by operation of law or otherwise):

(a)                 any payment of principal of the Loans ~~or the Note~~ shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement ~~and the Note~~;

(b)                 any payment of interest on the Loans ~~or the Note~~ shall not be paid when and as due (whether at maturity, by reason of acceleration or otherwise) and in accordance with the terms of this Agreement ~~and the Note~~, and such default is not cured within two days;

(c)                 the Borrower shall default in the performance or observance of any other term, covenant or agreement contained herein, and such default shall continue without cure for a period of 30 days after receipt of written notice thereof from the Lender, or any representation or warranty contained herein or therein shall at any time prove to have been incorrect or misleading in any material respect when made; or

(d)                 a case or proceeding shall be commenced against the Borrower, and such case or proceeding is not dismissed or stayed within 60 days, or the Borrower shall commence a voluntary case, in either case seeking relief under any Bankruptcy Law, in each case as now or hereafter in effect, or the Borrower shall apply for, consent to, or fail to contest, the appointment of a receiver, liquidator, custodian, trustee or the like of the Borrower or for all or any part of its property, or the Borrower shall make a general assignment for the benefit of its creditors, or the Borrower shall fail, or admit in writing its inability, to pay, or generally not be paying, its debts as they become due;

then during the continuance of any Event of Default (other than any Event of Default specified in clause (d) above), the Lender may by written notice to the Borrower declare, in whole or from time to time in part, the principal of, and accrued interest on, the Loans and ~~the Note and~~ all other amounts owing hereunder to be, and the Loans and ~~the Note and~~ such other amounts shall thereupon and to that extent become, due and payable to the Lender. During the continuance of any Event of Default specified in clause (d) above, automatically and without any notice to the Borrower, the principal of, and accrued interest on, the Loans and ~~the Note and~~ all other amounts payable hereunder shall be due and payable to the Lender and the Commitment shall terminate.

10.            Notices and Deliveries. All notices, communications and material to be given or delivered hereunder shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier ~~or~~, sent by facsimile (upon confirmation of receipt), or sent by email, or 72 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below (or as otherwise specified by notice to the applicable party).

If to the Lender:

GC Advisors LLC

200 Park Avenue, 25th Floor, New York, NY 10166

Attention: David B. Golub

Fax: (212) 750-3756

If to the Borrower:

Golub Capital Private Credit Fund

200 Park Avenue, 25th Floor, New York, NY 10166

Attention: David B. Golub

Fax: (212) 750-3756

11.	Assignment.

(a)                 The Borrower may not assign any of its rights or obligations under this Agreement ~~or the Note~~ without the prior written consent of the Lender.

(b)                 The Lender may not assign any of its rights or obligations under this Agreement ~~or the Note~~ without the prior written consent of the Borrower; provided that the Lender may do any of the following from time to time without the consent of the Borrower: (i) assign any or all of its rights and obligations under this Agreement ~~or the Note~~ to one or more Affiliates; (ii) pledge or otherwise grant a security interest or lien in any of its rights, obligations or interests under this Agreement ~~and/or the Note~~ to one or more of its lenders or (iii) transfer any of its rights, obligations or interests under this Agreement ~~or the Note~~ to any Person in connection with any exercise of remedies by any of its lender(s). If the prior written consent of the Borrower is not required under this paragraph for an assignment of a right or obligation by a Lender and a right or obligation is so transferred, the Lender shall provide written notice to the Borrower of such assignment, including the rights and obligations transferred and the name and address of the transferee.

(c)                 The Borrower shall maintain at its offices a copy of each assignment notification delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything to the contrary in this Agreement, the entries in the Register shall be conclusive and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement in the absence of manifest error. Notwithstanding anything to the contrary, any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to its Loans), at any reasonable time and from time to time upon reasonable prior notice.

12.            Enforcement Expenses. The Borrower shall pay or reimburse the Lender for all costs and expenses (including but not limited to fees and disbursements of legal counsel) incurred by the Lender in connection with, arising out of, or in any way related to, the enforcement, exercise, preservation or protection by the Lender of any of its rights under this Agreement ~~or the Note~~.

13.            Judicial Proceedings; Waiver of Jury Trial. Each of the Borrower and the Lender agree to submit to personal jurisdiction in any court of competent jurisdiction in New York, New York, and to irrevocably waive any objection it may now or hereafter have as to the venue of any proceeding brought in such court or that such court is an inconvenient forum. Each of the Borrower and the Lender hereby waives personal service of process and consents that service of process upon it may be made, and deemed completed, in accordance with the provisions of Section 10. THE BORROWER AND THE LENDER WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOANS, THIS AGREEMENT OR ~~THE NOTE OR~~ THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.            LIMITATION OF LIABILITY. NEITHER THE LENDER NOR ANY OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR THE REPAYMENT DATE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR ~~THE NOTE OR~~ THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

15.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.            Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original but both of which when taken together shall constitute but one agreement.

17.	Definitions. For purposes of this Agreement:

“Affiliate” of a specified Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person.

“AFR” shall mean the short-term applicable federal rate for quarterly compounding, as described under Section 1274(d) of the Internal Revenue Code of 1986, as amended.

“Agreement” shall mean this Revolving Loan Agreement, as amended from time to time.

“Alternative Currency” means Canadian Dollars, Euros, Pounds Sterling, AUD, NZD, and CHF.

“Applicable Federal Rate” shall mean, with respect to the Loans, the greater of (a) the AFR in effect on the first day of the quarter and (b) the AFR in effect on the first day of the quarter in which such Loan still outstanding was made.

“AUD” means the lawful currency of The Commonwealth of Australia.

“Bankruptcy Law” shall mean Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Borrower” is defined in the first paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized to close.

“Canadian Dollar” means the lawful money of Canada.

“CHF” means the lawful currency of the Swiss Confederation.

“Commitment” is defined in Section 1 of this Agreement.

“Dollars” and the sign “$” shall mean lawful money of the United States of America.

“Equivalent Dollar Amount” means, with respect to any amount expressed, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, and (b) if such amount is expressed in any Alternative Currency, the amount, as determined by the Lender in a reasonable manner of Dollars that may be purchased by the Lender on the international spot markets with such amount of such Alternative Currency.

“Euro” refers to the lawful money of the member states of the European Community that adopt or have adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union

“Event of Default” is defined in Section 9 of this Agreement.

“Loans” is defined in Section 1 of this Agreement.

“Lender” is defined in the first paragraph of this Agreement.

“Maturity Date” shall mean the earlier of (a) ~~the third anniversary of the date of this Agreement~~July 3, 2029, (b) a distribution to shareholders of the Borrower of either (i) cash proceeds ~~from an orderly liquidation of the Borrower’s investments~~ or (ii) securities or other assets of the Borrower as a distribution-in-kind, in each case from an orderly liquidation of the Borrower’s investments, and (c) a sale of some or all of the Borrower’s assets or ~~common~~ shares to, or other liquidity event with, an entity for consideration of either cash and/or securities of the acquirer.

~~“Note” is defined in Section 4 of this Agreement.~~

“NZD” means the lawful currency of New Zealand.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Register” is defined in Section 11(c) of this Agreement.

“Pounds Sterling” means the lawful currency of England.

“Repayment Date” is defined in Section 8 of this Agreement.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

GOLUB CAPITAL PRIVATE CREDIT FUND

By:
Name: David B. Golub
Title: Chief Executive Officer

LENDER:

GC ADVISORS LLC

By:
Name: David B. Golub
Title: President

[Signature Page to Revolving Loan Agreement]

~~EXHIBIT A~~

~~PROMISSORY NOTE~~

~~U.S. $[ ]~~	, 2023

~~FOR VALUE RECEIVED, Golub Capital Private Credit Fund, a Delaware statutory trust (the “Borrower”), hereby promises to pay to the order of GC Advisors LLC, a Delaware limited liability company (the “Lender”), the principal amount equal to the aggregate unpaid principal amount advanced to the Borrower by the Lender under the Loan Agreement referred to below (the “Loans”) as set forth from time to time on the grid attached hereto, or on a continuation thereof (collectively, the “Grid”) (such amount, except as set forth in the Loan Agreement, not to exceed the Equivalent Dollar Amount of [ ] Dollars (U.S. $[ ])), with interest accrued on the Loans as provided in the Loan Agreement on the dates and in the amounts specified in the Loan Agreement. All payments due to the Lender hereunder shall be made to the Lender at the place, in the type of funds and in the matter specified in the Loan Agreement.~~

~~The holder hereof is authorized to endorse on the Grid, the principal amount of each Loan and each payment or prepayment with respect thereto.~~

~~Presentation, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the Borrower. No delay or omission by the Lender in exercising its rights under this Note shall operate as a waiver of such rights, nor shall the exercise of any right with respect to this Note waive or preclude the later exercise of such right or any other right.~~

~~This Note evidences the Loans made under, and is entitled to the benefits of, the Revolving Loan Agreement, dated as of the date hereof, by and between the Borrower and the Lender, as the same may be amended from time to time (the “Loan Agreement”). Reference is made to the Loan Agreement for provisions relating to the prepayment and the acceleration of the maturity hereof. Terms used but not defined in this Note shall have the meanings ascribed to them in the Loan Agreement.~~

~~This Note shall be governed by and construed in accordance with the laws of the State of New York.~~

~~GOLUB CAPITAL PRIVATE CREDIT FUND~~

~~By:~~
~~Name: David B. Golub~~
~~Title: Chief Executive Officer~~

~~GRID~~

~~PROMISSORY NOTE~~

~~Amount of~~
		~~Principal Paid~~	~~Unpaid Principal~~
	~~Amount of~~	~~or~~	~~Amount of~~	~~Notation~~
~~Date~~	~~Loan/Currency~~	~~Prepaid~~	~~Note~~	~~Made By~~